FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          STARLIGHT ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                COLORADO                                 84-1457591
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

              10831 SOUTH CROSSROADS DRIVE, PARKER, COLORADO 80134
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be               Name of each  exchange  on which each
so  registered:                         class is to be registered:

COMMON STOCK,  NO PAR VALUE             PACIFIC  EXCHANGE
COMMON STOCK PURCHASE  WARRANTS         PACIFIC  EXCHANGE
UNITS (EACH UNIT  CONSISTING OF ONE
SHARE AND ONE WARRANT)                  PACIFIC EXCHANGE

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

                Securities Act registration statement file number
                      to which this form relates: 333-57561

     Securities to be registered pursuant to Section 12(g) of the Act: NONE


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered are the Registrant's Units, Common Stock, no par value per share, and Common Stock Purchase Warrants. Such securities are described under the caption "Description of Securities" in the Prospectus filed as part of the Registrant's registration statement on Form SB-2 (File No. 333-57561). Such description is hereby incorporated herein by reference as permitted by Rule 12b-23.


ITEM 2.     EXHIBITS.

The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:

1. Registration Statement on Form SB-2 (File No. 333-57561), as amended, filed August 5, 1998. (1)
2. Articles of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registration Statement. (1)
3. Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registration Statement. (1)
4.          Specimen of Common Stock certificate to be registered hereunder. (2)
5. Specimen of Warrant certificate to be registered hereunder. Filed as Exhibit A to the Warrant Agreement filed as Exhibit 4.1 to the Registration Statement. (1)

(1)         Incorporated  by  reference  from  the  Registration   Statement  as
            permitted by Rule 12b-32.

(2)         Filed herewith.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          STARLIGHT ENTERTAINMENT, INC.
                                          (Registrant)


Date: August 19, 1998                     By:/s/R.HAYDN SILLECK
                                                R. Haydn Silleck, President


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